UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 16, 2000

Nissan Auto Receivables Corporation
on behalf of Nissan Auto Receivables 2000-B Owner Trust

(Exact name of registrant as specified in its charter)

Delaware	333-82763	33-0479655
(State or other Jurisdiction of incorporation)	(Commission Registration Number)	(I.R.S. Employer Identification Number)

990 WEST 190TH STREET
TORRANCE, CALIFORNIA 90502

___________________________________

(Address of principal executive office)
Registrant's telephone number, including area code: (310) 719-8013

Exhibit Index is on Page 4

Item 5.	Other Events.

On October 16, 2000, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of June 21, 2000 (the "Agreement"), among Nissan Auto Receivables 2000-B Owner Trust, as Issuer, Nissan Auto Receivables Corporation, as Seller, and Nissan Motor Acceptance Corporation, as Servicer, were distributed to the holders of notes ("Noteholders") issued by Nissan Auto Receivables 2000-B Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee (as defined in the Agreement) for the benefit of the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7(c).	Exhibits.
The exhibit number corresponds with Item 601(a) of Regulation S-K.

	Exhibit No.	Description
	99.1	Servicer's Certificate for the month of September 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES CORPORATION

By:
	Name: Title:	Joji Tagawa Treasurer

October 27, 2000

EXHIBIT INDEX
Exhibit No.	Description	Sequentially Numbered Page
99.1	Servicer's Certificate for the month of September 2000	5

Nissan Auto Receivables 2000-B Servicer's Certificate for the month of September 2000	Exhibit 99.1

Collection Period	September-00	30/360 Days	30
Distribution Date	16-Oct-00	Actual/360 Days	31

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		962,575,953.38	881,792,848.24	856,661,293.30	0.890
Total Securities		962,575,953.38	881,792,848.24	856,661,293.30	0.890
Class A-1 Notes	6.83125%	225,000,000.00	144,216,894.86	119,085,339.92	0.529
Class A-2 Notes	7.15000%	286,750,000.00	286,750,000.00	286,750,000.00	1.000
Class A-3 Notes	7.25000%	288,000,000.00	288,000,000.00	288,000,000.00	1.000
Class A-4 Notes	7.27000%	81,000,000.00	81,000,000.00	81,000,000.00	1.000
Certificates	0.00000%	81,825,953.38	81,825,953.38	81,825,953.38	1.000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	25,131,554.94	848,350.88	111.6957997	3.7704483
Class A-2 Notes	0.00	1,708,552.08	-	5.9583333
Class A-3 Notes	0.00	1,740,000.00	-	6.0416667
Class A-4 Notes	0.00	490,725.00	-	6.0583333
Certificates	0.00	0.00	-	-
Total Securities	25,131,554.94	4,787,627.96

I. COLLECTIONS

Interest:

Interest Collections	3,588,276.44
Repurchased Loan Proceeds Related to Interest	0.00
Total Interest Collections	3,588,276.44

Principal:
Principal Collections	24,994,457.91
Repurchased Loan Proceeds Related to Principal	0.00
Total Principal Collections	24,994,457.91

Recoveries of Defaulted Receivables	99,944.65
Investment Earnings on Yield Supplement Account	293,285.58
Release from the Yield Supplement Account	3,156,610.17
Servicer Advances	0.00

Total Collections	32,132,574.75

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	62,180	881,792,848.24
Total Principal Collections		24,994,457.91
Principal Amount of Gross Losses		137,097.03
Pool Balance - End of Period	61,556	856,661,293.30

III. DISTRIBUTIONS
Total Collections	32,132,574.75
Reserve Account Draw	0.00
Total Available for Distribution	32,132,574.75

1. Reimbursement of Advance	0.00
2. Servicing Fee:
Servicing Fee Due	734,827.37
Servicing Fee Paid	5.03%
Weighted Average Remaining Maturity	45.35
Principal Recoveries of Defaulted Receivables	99,944.65
Principal on Defaulted Receivables	137,097.03
Pool Balance at Beginning of Collection Period	881,792,848.24
Net Loss Ratio	0.05%
Net Loss Ratio for Second Preceding Collection Period	0.10%
Net Loss Ratio for Preceding Collection Period	0.25%
Net Loss Ratio for Current Collection Period	0.05%
Average Net Loss Ratio	0.13%
Cumulative Net Losses for all Periods	302,988.81
Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	2,322,946.21	159
61-90 Days Delinquent	444,555.88	29
91-120 Days Delinquent	92,524.26	5
Total Delinquent Receivables:	2,860,026.35	193
60+ Days Delinquencies as Percentage of Receivables	0.06%	0.06%
Delinquency Ratio for Second Preceding Collection Period		0.03%
Delinquency Ratio for Preceding Collection Period		0.03%
Delinquency Ratio for Current Collection Period		0.06%
Average Delinquency Ratio		0.04%